EXHIBIT 6.2

        SECOND AMENDED AND RESTATED CONTRACT FOR PURCHASE OF TECHNOLOGY

     THIS AMENDED AND RESTATED AGREEMENT, is made this the 28th day of December, 1994, by and between Interactive Gift Express, Inc., a Utah corporation ("IGE") and Avedas, Inc., an Illinois corporation ("Avedas").

                                    RECITALS:

     A. Avedas, IGE and Dawson Science Corp. previously entered into a Contract for Purchase of Technology dated December 28, 1994 (the "Agreement").

     B.  Dawson  Science  Corp.  has waived all rights and  interests  under the
above-mentioned   Agreement   dated   December  28,  1994  and  Avedas  and  IGE
acknowledged and accept Dawson's waiver.

     C. Avedas is the owner of patents, technology and trade secrets for point of sale technology including those listed in Exhibit A (hereinafter referred to collectively as the "Patents").

     D. Avedas owns the trademark EDOS in the U.K. (hereinafter referred to as the "Trademark").

     E. IGE is willing and able to purchase said Patents and Trademark.

     F. Avedas is also willing to act as a marketer for IGE in connection with potential licenses of the Patents, and IGE desires to employ Avedas in this capacity.

                                    CLAUSES:

         THE PARTIES HERETO AGREE AS FOLLOWS:

I.       All Previous Contract to be Null and Void

     The parties agree that any previous agreements between them are deemed null and void and of no force and effect and are superseded by this Agreement.

II.      Purchase Obligation/Purchase Price

     1. IGE agrees to purchase and Avedas agrees to sell the Patents and Trademark, for the price and upon the terms hereinafter provided.

2.       The purchase price for the Patents and Trademark is as follows:

     (a) IGE shall pay to Avedas 300,000 shares of common stock of IGE (the "IGE Shares");

     (b) IGE shall pay to Avedas the sum of Two Hundred Ninety Thousand Dollars ($290,000) payable as follows: (I) Forty Thousand Dollars ($40,000) receipt of which is acknowledged; (ii) Ninety-five Thousand Dollars ($95,000) on or before March 1, 1995; and (iii) One Hundred Fifty-five Thousand ($155,000) payable on or before July 1, 1995; (iv) the payments for March 1, 1995 and July 1, 1995 shall be secured by a manner approved by Avedas.

     (c) on a perpetual basis, IGE shall pay to Avedas ten percent (10%) of all gross revenues, worldwide, earned by IGE or its subsidiaries and affiliates from the exploitation of the Patent and Trademark, including licensing fees, consulting fees associated with licensing and royalties, and ten percent (10%) of all amounts received by IGE in connection with litigation or settlement of claims relating to infringement on the Patents or penalties or sanctions in favor of IGE, less the reasonable direct costs of such litigation or settlement actually incurred by IGE. This shall not include operating businesses such as retail, wholesale and manufacturing.

III.     Representations by Avedas

     Avedas makes the following representations to IGE. IGE specifically rely on the representations of Avedas in making this Agreement, and the parties hereto recognize that IGE will sustain substantial damage if the representations of Avedas are found to be untrue:

     1. Avedas is a corporation presently existing and in good standing in the State of Illinois.

     2. Avedas will not be rendered insolvent by the sale of the Patents pursuant to this Agreement.

     3. Avedas is the only owner of the Patents and the Patents have been properly registered.

 IV.     Obligations of Avedas

     1. Avedas shall deliver to IGE copies of the Patents and a description of all technology being purchased by IGE.

     2. Beginning on the effective date of this Agreement and for ten years thereafter, Avedas shall maintain all information contained in the Patents in strict confidentiality and shall not discuss such information with any third parties except: (i) as necessary to discharge its duties as a marketer for IGE,
(ii) as may otherwise be required to be disclosed by law, however, IGE will be provided prompt notice so that IGE may have the opportunity to oppose any disclosure or to obtain a suitable protective order, (iii) as may be generally known to the public, or (iv) which is disclosed in the course of any litigation between the parties.

     3. Avedas shall have no control over any aspect of the activities of IGE concerning the Patents after the Closing Date, except pursuant to its duties as marketer or as the parties may otherwise agree.

     4. As marketer, Avedas shall assist IGE in identifying potential licenses and infringers of the Patents and shall also assist IGE in promoting the Patents.

V.       Representations of IGE

     IGE makes the following representations to Avedas. Avedas specifically relies on the representations of IGE in making this Agreement, and the parties recognize that Avedas will sustain substantial damage if the representations of IGE are found to be untrue:

     1. IGE is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.

     2. IGE currently has authorized and available, and at the closing will continue to have authorized and available, sufficient shares of its common stock to enable it to perform its obligations under this Agreement.

     3. The authorized capital stock of IGE consists of 50,000,000 authorized shares of common stock, $.002 par value, of which 4,665,589 will be issued and outstanding as of the closing date. The IGE Shares are or will be validly issued, fully paid and non-assessable.

VI.      Obligations of IGE

     1. IGE agrees that after the Closing  they will use  reasonable  efforts to
(I) license the Patents; (ii) enforce the Patents; and (iii) otherwise exploit the Patent for economic gain.

     2. IGE agrees that they will reasonably consider all licenses proposed for it by Avedas.

     3. Effective on the Closing, IGE shall grant to Avedas a license to use the Patents. The initial license shall be a royalty-free nonexclusive and nontransferable two-year license. At the end of the two-year period, IGE and Avedas agree to negotiate in good faith toward a new nonoexclusive, nontransferable, perpetual license bearing a royalty consistent with the royalties then being earned by IGE on the Patents.

     4. IGE agrees that if at any time it intends to register any of its shares of stock for public sale, it shall register all of the Shares then owned by Avedas or its designees in such form as will enable such Shares. The cost of any such registration shall be borne by IGE. In the event that IGE fails to register the shares within one year from the date of the Closing, then immediately upon the expiration of such one year period, IGE shall issue to Avedas or its designee an additional 26,000 shares of its common stock (subject to any adjustment for stock splits, recapitalizations or other changes in capitalization of IGE). Avedas agrees to cooperate with IGE in connection with the registration of the shares.

VII.     Marketer

     1. IGE shall retain Avedas as a non-exclusive marketer. Avedas shall receive a commission on any license of the Patents which Avedas presents to IGE, based on the following schedule. For purposes of this provision, the "first year" shall refer to the first year in which license fees or royalties are received:

     50% of first year fees and royalties; 33% of fees and royalties for years two and three; 25% of fees and royalties in each subsequent year;

     A. A list of companies already contacted by Avedas for licensing the Patents is shown in Exhibit VII.

     2. In the event Avedas secures any other arrangement for IGE with respect to the Patents, such as, but not limited to, a consulting arrangement or a joint venture, then Avedas shall be entitled to such compensation as the parties shall reasonably agree.

     3. At Avedas' option, all royalties, fees or other amounts payable to Avedas by IGE may be paid in common stock of IGE.

     4. Avedas shall inform IGE promptly of companies being approached or already approached for licensing the Patents.

     5. IGE acknowledges that Avedas has contacted IBM, Fairway and New Leaf for licensing the Patents and it will pay Avedas:

     100% of first year fees and royalties; 50% of fees and royalties for years two and three; 33% of fees and royalties in each subsequent year.

     6. All fees payable in Article VII shall be in lieu of the amounts payable in Article II, Section 2(c).

VIII.    Closing

     1. The Closing of the transactions contemplated by this Agreement (the "Closing") shall be concurrent with the execution of this Agreement.

2.       At  the Closing:

     (i) Avedas shall deliver to IGE all bills of sale, assignments, and other instruments and documents as IGE may reasonably request to assign, sell, transfer and deliver to IGE good title to the Patents, free and clear of any and all liens;

     (ii) IGE shall deliver to Avedas or its designees, stock certificates representing the IGE shares;

     (iii) IGE and Avedas shall deliver or cause to be delivered to one another such other instruements and documents necessary or appropriate to consummate the transactions contemplated by this Agreement.

IX.      General Provisions

     1. Nothing contained in this Agreement shall create or shall be construed to create any relationship of partnership, any joint venture, or agency between IGE and Avedas. Neither party hereto shall hold itself out as having any authority to act on behalf of the other. Avedas is and shall be at all times an independent contractor, and shall conduct itself accordingly.

     2. Notices, requests, permissions, consents and approvals given or required to be given to or by any party under this Agreement shall not be effective unless they are given in writing, and all such notices and requests shall be (i) personally delivered to the party or a duly designated officer or representative of such party, in which case notice shall be deemed given on the date it is sent; (ii) by facsimile, in which the notice shall be deemed given on the date it is sent; (iii) delivered to the office of such party, officer or representative at its address by registered or certified mail, in which case the notice shall be deemed given four (4) days following the date it is deposited in the mail; or (iv) by Federal Express or any other overnight carrier, in which case notice shall be deemed given on the day following the date deposited with such carrier. Until further notice, IGE hereby designates Arnold Freilich as its representative upon whom notices and requests may be served, and Avedas designates Grant Robertson as its representative upon whom notices and requests may be served. The corporate address for service of the parties are:

     If to IGE:

     Arnold Freilich
     2140 Harmon Cove Towers
     Secaucus, NJ 07094
     Fax: 201/866-1102

     With a copy to:

     David Fink, Esq.
     800 Summer Street
     Stamford, CT 06901
     If to Avedas:

     Avedas, Inc.
     c/o Mr. Peter B. Shaeffer
     135 South LaSalle Street
     Suite 1420
     Chicago, Illinois 60601
     Fax:  312/641-1930

     With a copy to:

     Steven Schwartz, Esq.
     Much Shelist Freed Denenberg & Ament, P.C.
     200 North LaSalle Street
     Suite 2100
     Chicago, Illinois 60601-1095
     Fax:  312/621-1750

     3. This Agreement contains the entire understanding between the parties hereto, and no modification, supplement or alteration shall be effective unless executed by both parties with the same formality of this Agreement.

     4. Neither party to this Agreement shall have the right to assign it to a third party without the consent of the other party to this Agreement.

     5. This Agreement shall be governed by the laws of the State of Illinois. Any disputes hereunder shall be resolved by judicial proceedings in the state or federal courts located in the city of Chicago, Illinois.

     6. This Agreement shall be binding upon and inure to the benefit of the parties and their respective sucessors and assigns, to the extent permitted.

     7. Each corporate officer whose signature appears below represents that he executes this Agreement on behalf of his Corporation and that he has received full authority to do so from its Board of Directors.

     8. Any sale or transfer of the Patents shall be subject to the rights of Avedas under Article II, Section 2 (c).

INTERACTIVE GIFT EXPRESS, INC.,             AVEDAS, INC.,
a Utah corporation                           an Illinois corporation


By: ____________________                     By:______________________
    Arnold Freilich, President                 Grant Robertson, President

                                   EXHIBIT A

                                Licensed Patents

Patent Registration
Particulars                         Jurisdiction                 Date of Patent
-------------------                 ------------                 --------------
1.  Registration Number 4,528,643   United States of America       July 9, 1985

2.  Registration Number 1,240,390   Canada                       August 9, 1988

3.  Registration Number 0195098     European Countries as       October 3, 1990
                                     detailed below:

                                        Austria
                                        Belgium
                                        Switzerland
                                        Germany
                                        France
                                        Great Britian
                                        Italy
                                        Lichtenstein
                                        Netherlands
                                        Sweden